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                                                                  EXHIBIT 10.26
                                         NOTE

$5,167,500.00                                    Minneapolis, Minnesota
                                                 January 30, 1997

    FOR VALUE RECEIVED, AVECOR CARDIOVASCULAR INC., a Minnesota corporation ("Borrower"), hereby promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION, a national banking association ("Lender", which term shall include any future holder hereof), at 3305 Plymouth Boulevard, Plymouth, Minnesota 55447, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America, the principal sum of FIVE MILLION ONE HUNDRED SIXTY-SEVEN THOUSAND FIVE HUNDRED and no/100 Dollars ($5,167,500.00) or so much thereof as may be advanced hereunder and to pay interest on the outstanding principal balance hereof from time to time at the rate of eight and eleven one-hundredths percent (8.11%) per annum. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. Accrued interest from the date hereof shall be paid on the first day of February, 1997. Commencing on the first day of March, 1997, and on the same day of each month thereafter, Borrower shall make monthly payments equal to the sum of (a) $21,531.25 of principal plus (b) all accrued and unpaid interest, all payments to be applied first to accrued interest and then to reduction in principal. The total unpaid principal amount and all interest thereon shall be payable on February 1, 2002 (the "Maturity Date"). THIS NOTE REQUIRES A BALLOON PAYMENT.

    Borrower may prepay this Note in whole or in part at any time upon three
(3) business days' prior written notice to Lender, and if in part from time to time, during the entire term of this Note, provided that at the time of such prepayment Borrower pays Lender a prepayment premium as calculated in accordance with the following provisions of this paragraph. If at the time of any prepayment (whether voluntary or involuntary), the Government Yield, as hereinafter defined, is less than the Note Rate, as hereinafter defined, Borrower shall pay to Lender a prepayment premium calculated as follows: the amount prepaid shall be multiplied by (a) the amount by which the Note Rate exceeds the Government Yield times (b) a fraction, the numerator of which is the number of days remaining to the Maturity Date and the denominator of which is
360. The resulting product shall then be divided by the number of whole months (using a 30-day month) then remaining to the Maturity Date, yielding a quotient (the "Quotient"). The amount of the prepayment premium shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using the Government Yield as of the date of prepayment as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a 30-day month) then remaining to the Maturity Date, with the amount of each hypothetical monthly payment equal to the Quotient and with the first payment payable thirty days after the date of prepayment. The term "GOVERNMENT YIELD" means the yield (converted as necessary to the equivalent semi-annual compound rate) on U. S. Treasury Securities having a maturity date closest to the Maturity Date. "U.S. Treasury Securities" means actively traded U. S. Treasury bonds, bills and notes and, if more than one issue of U. S. Treasury Securities is scheduled to mature on or about the Maturity Date, then to the extent possible the U. S. Treasury Security issued most recently prior to the date of

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determination will be chosen as the basis of the Government Yield. The term
"NOTE RATE" means the rate of interest payable under this Note as of the date of determination. No prepayment shall suspend any required payments of either principal or interest on this Note or reduce the amount of any scheduled payment. Such prepayment premium shall be payable whether this Note is prepaid voluntarily or involuntarily (including any such involuntary prepayment as a result of Lender's acceleration of this Note on account of an Event of Default (as defined in the Loan Agreement) or the exercise of Lender's rights under "due-on-sale," "due-on-encumbrance" or similar provisions in the Mortgage, or in connection with any bankruptcy proceeding involving the property subject to the Mortgage or any foreclosure of such property). Notwithstanding anything to the contrary contained herein, however, no prepayment premium shall be payable in connection with any prepayment of this Note made with insurance proceeds or condemnation awards or proceeds unless such insurance proceeds or condemnation awards or proceeds are not made available to repair, rebuild or restore the property subject to the Mortgage by reason of the existence of an Event of Default.

    This Note is secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement of even date herewith (the "Mortgage") on real property located in Hennepin County, Minnesota, therein described. This Note is the Note referred to in the Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"), and is subject to the additional terms and conditions set forth in the Loan Agreement and the documents referred to therein.

    If a payment due hereunder is not made within five days after the date when due, Borrower shall pay to Lender a late payment charge of 5% of the amount of the overdue payment to compensate Lender for a portion of the cost related to handling the overdue payment. After an Event of Default, as defined in the Loan Agreement, then the entire principal sum evidenced by this Note, together with all accrued and unpaid interest, shall, at the option of the holder hereof, bear interest at the rate per annum (the "Default Rate") equal to 5% in excess of the rate of interest per annum which would otherwise be payable hereunder, and become immediately due and payable without further notice (except as provided in the Loan Agreement), demand or presentment for payment, and without any relief whatever from any valuation or appraisement laws. Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower agrees that if, and as often as, this Note is given to an attorney for collection or to defend or enforce any of Lender's rights hereunder, Borrower will pay to the Lender Lender's reasonable attorneys' fees together with all court costs and other expenses paid by Lender.

    Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time to time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.


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    This Note shall be construed under and governed by the laws of the State of
Minnesota, without giving effect to conflict of laws or principles thereof, but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each provision of this Note and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto.

    At the option of Lender, this Note may be enforced in any Federal Court or Minnesota State Court sitting in Minneapolis or St. Paul, Minnesota; and Borrower consents to the jurisdiction and venue of any such Court and waives any argument that venue in such forums is not convenient. In the event Borrower commences any action in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Note, Lender at its option shall be entitled to have the case transferred to one of the jurisdictions and venues above-described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

    Borrower and Lender each irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or any of the Loan Documents (as defined in the Loan Agreement) or the transactions contemplated hereby or thereby.

    IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                                       AVECOR CARDIOVASCULAR INC.


                                       By /s/ Gregory J. Melsen
                                          -----------------------------------
                                           Gregory J. Melsen
                                           Its Chief Financial Officer


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